June 25, 1996

Transmedia Network Inc.
11900 Biscayne Boulevard
North Miami, Florida 33181


                     Re: Registration Statement on Form S-8
                         ----------------------------------


Ladies and Gentlemen:

   We have acted as counsel to Transmedia Network Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 505,966 shares (the "Shares") of Common Stock, par value $.02 per share, issuable pursuant to the Company's 1996 Long-Term Incentive Plan (the "Plan").

   In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Plan and such other documents and records as we have deemed necessary. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws.

   With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the Plan and against receipt of the consideration stipulated therefor which will be no less than the par value thereof.

   Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

   We render this opinion as members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

   We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.


                                             Very truly yours,


                                             /s/MORGAN, LEWIS & BOCKIUS LLP

                                             Morgan, Lewis & Bockius LLP